UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2009

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement.

On December 11, 2009, Florida Gaming Corporation, a Delaware corporation, and its wholly-owned subsidiary Florida Gaming Centers, Inc., a Florida corporation (collectively, the “Company”), borrowed Five Hundred Thousand Dollars ($500,000) from Nurmi Properties, LLC, a Delaware limited liability company, and Robinette Investments, LLC, a Florida limited liability company (collectively, the “Lenders”) pursuant to a Note among the Company and the Lenders dated December 11, 2009 (the “Note”).  The outstanding principal balance of the Note bears interest at an annual rate of 13%.  The Company must make monthly payments of accrued interest only on the 11th day of each month with the first payment of interest due January 11, 2010. The entire outstanding principal balance of the Note, plus accrued but unpaid interest, is due in full on the Note’s maturity date of December 11, 2010.  The Company has the right to prepay the Note in full or in part, but must pay to the Lenders a prepayment penalty equal to 3% of the prepaid amount if the prepayment occurs before February 11, 2010, 2% of the prepaid amount if the prepayment occurs after February 11, 2010 but before April 11, 2010, or 1% of the prepaid amount if the prepayment occurs after April 11, 2010 but before May 11, 2010.  No prepayment penalty is due if the Company makes a prepayment after May 11, 2010.

The Company’s obligations under the Note are secured by a first mortgage in favor of the Lenders on the real estate at the Company’s Miami Jai Alai facility and a security interest in the Company’s tangible and intangible property at that facility, all pursuant to a Mortgage and Security Agreement among the Company and the Lenders, a Security Agreement among the Company and the Lenders, and an Assignment of Rents and Leases among the Company and the Lenders, each of which is dated December 11, 2009 (collectively with the Note, the “Loan Documents”).

In connection with the consummation of the loan from the Lenders to the Company, Florida Gaming Corporation issued to an affiliate of the Lenders, Steven Craig, a Warrant to purchase 30,000 shares of the Company’s common stock at an exercise price of $6.00 per share.  The warrant may be exercised at any time between December 11, 2009 and December 11, 2011.

The Loan Documents and the Warrant contain other standard terms and conditions which are not summarized herein.  The Loan Documents and the Warrant are attached as exhibits hereto.

2.03	Creation of a Direct Financial Obligation of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) - Exhibits

10.14 Note dated December 11, 2009 among the Company and the Lenders
10.15 Mortgage and Security Agreement dated December 11, 2009 among the Company and the Lenders
10.16 Security Agreement dated December 11, 2009 among the Company and the Lenders
10.17 Assignment of Rents and Leases dated December 11, 2009 among the Company and the Lenders
10.18 Warrant to purchase 30,000 shares of common stock dated December 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: December 17, 2009	By:	/s/ W. Bennett Collett
W. Bennett Collett
Chairman and CEO